Exhibit 10.1

AMENDMENT NO. 6 TO LEASE

THIS AGREEMENT made this 26th day of October, 2006, by and between EWE WAREHOUSE INVESTMENTS V, LTD., as Lessor and MERRIMACK SERVICES CORPORATION dba PC CONNECTION SERVICES, as Lessee located at 2780-2880 Old State Route 73, Wilmington, Ohio 45177.

W I T N E S S E T H:

WHEREAS, Lessor and Lessee entered into a Lease dated September 27, 1990, as amended June 28, 1996, July 31, 1998, June 26, 2000, July 31, 2002 and February 28, 2005, and

WHEREAS, the Lessor and Lessee desire to amend the Lease of approximately 102,400 square feet to extend the Term, revise the Rent and add Option to Renew.

NOW THEREFORE, the Lease is amended as follows.

1. Article 1. TERM. shall be revised as follows.

Effective March 1, 2007, the term of this Lease shall be extended for an additional two (2) years for a total term of eighteen (18) years, two (2) months commencing January 1, 1991 and ending February 28, 2009, both dates inclusive.

2. Lessee warrants that Lessee has accepted and is now in possession of the Premises and that the Lease is valid and presently in full force and effect. Lessee accepts the Premises in it present “as is” condition.

3. Article 4. RENT. shall be revised as follows.

For the one (1) year period commencing March 1, 2006 and ending February 28, 2007, the Lessee shall pay to the Lessor as Basic Annual Rent for the Leased Premises the sum of FIVE HUNDRED FORTY-EIGHT THOUSAND EIGHT HUNDRED SIXTY-FOUR AND 04/100 DOLLARS ($548,864.04) which shall be paid in equal monthly installments of FORTY-FIVE THOUSAND SEVEN HUNDRED THIRTY-EIGHT AND 67/100 DOLLARS ($45,738.67), due and payable on the first day of each month, in advance, without demand.

Checks should be made payable to Easton & Associates Management Account c/o The Easton Group, 10165 N. W. 19th St., Miami, FL 33172

The Basic Annual Rent of $548,864.04 shall be adjusted annually based on any increases in the Consumer Price Index beginning March 1, 2007 and at the end of each year thereafter, whether during the term of this Lease or any renewal or extension thereof. Increases in the Annual Rent shall be made in accordance with the following procedure:

a. The index to be used for this adjustment shall be the Consumer Price Index (U.S. City Average, All Urban Consumers, All Items, 1982-1984 equaling a base of 100, from the U.S. Department of Labor, Bureau of Labor Statistics, Washington, D.C.).

b. The Consumer Price Index of 2004 for the month of November shall be the “Base Period Consumer Price Index”. The Consumer Price Index for the month of November in each adjustment year shall be the “Adjustment Period Consumer Price Index”.

c. The Base Period Consumer Price Index shall be subtracted from the Adjustment Period Consumer Price Index; the difference shall be divided by the Base Period Consumer Price Index. This quotient shall then be multiplied by the Basic Annual Rent, and the result shall then be added to the Basic Annual Rent. The resulting sum shall be the adjusted Annual Rent for such immediately succeeding leasehold period which shall be paid in equal monthly installments.

d. If the said Consumer Price Index is, at any time during the term of this Lease, discontinued by the Government, then the most nearly comparable index shall be substituted for the purpose of the aforesaid calculations.

4. The following Option to Renew. shall be added.

Lessee is hereby granted an option to renew this Lease for an additional term of two (2) years on the same terms and conditions contained herein except for the rental and the length of the term, upon the conditions that:

a. written notice of the exercise of such option shall be given by Lessee to Lessor not less than one hundred eighty (180) days prior to the end of the term of this Lease (by August 31, 2008); and

b. at the time of the giving of such notice and at the expiration of the term of this Lease, there are no defaults in the covenants, agreements, terms and conditions on the part of Lessee to be kept and performed, and all rents are and have been fully paid. Provided also, that the rent to be paid during each year of the said renewal period shall be as determined in accordance with the following procedure:

(1) The index to be used for this adjustment shall be the Consumer Price Index (U.S. City Average, All Urban Consumers, All Items, 1982-1984 equaling a base of 100, from the U.S. Department of Labor, Bureau of Labor Statistics, Washington, D.C.).

(2) The Consumer Price Index of 2004 for the month of November shall be the “Base Period Consumer Price Index”.

(3) The Consumer Price Index for the month of November each succeeding year shall be determined from the published figures and shall be the “Adjustment Period Consumer Price Index”.

(4) The Base Period Consumer Price Index shall be subtracted from the Adjustment Period Consumer Price Index; the difference shall be divided by the Base Period Consumer Price Index. This quotient shall then be multiplied by $548,864.04 and the result shall then be added to $548,864.04. This arithmetical sum shall then be the adjusted Basic Annual Rent for such immediately succeeding leasehold year which shall be paid in equal monthly installments.

(5) If the said Consumer Price Index is, at any time during the term of this Lease, discontinued by the Government, then the most nearly comparable index shall be substituted for the purpose of the aforesaid calculations.

5. Except as expressly amended herein, all other terms and conditions of the Lease remain in full force and effect.

IN WITNESS WHEREOF, the Lessor and Lessee have affixed their signatures to duplicates of this Amendment, this 25th day of October, 2006, as to Lessee and this 26th day of October, 2006, as to Lessor.

Signed and acknowledged	LESSOR: EWE WAREHOUSE INVESTMENTS V, LTD.
in the presence of:		By: Miller-Valentine Realty, Inc.
Its: Managing Agent

/s/ Jean Brudnicki	By:	/s/ Chuck McCosh
Chuck McCosh
Jean Brudnicki	Its:	President
Print Name

Print Name

	LESSEE:	MERRIMACK SERVICES CORPORATION dba PC CONNECTION SERVICES

/s/ Pamela Carter	By:	/s/ Robert A. Pratt
Pamela Carter	Title:	V.P. Facilities & Site Services
Print Name

/s/ Virginia Reynolds

Virginia Reynolds
Print Name

STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

The foregoing instrument was acknowledged before me this 26th day of October, 2006, by Chuck McCosh, President of Miller-Valentine Realty, Inc., managing agent for EWE INVESTMENTS V, LTD.

/s/ Jean C. Brudnicki
Notary Public

STATE OF N.H., COUNTY OF Hillsborough, SS:

The foregoing instrument was acknowledged before me this 25th day of October, 2006, by Robert A. Pratt, the V.P. Facilities & Site Services of MERRIMACK SERVICES CORPORATION dba PC CONNECTION SERVICES, a corporation on behalf of said corporation.

/s/ Dolores R. Collins

NOTARY PUBLIC